EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91554 of East West Bancorp, Inc. on Form S-8 of our report dated June 23, 2004, appearing in this Annual Report on Form 11-K/A of East West Bank Employees 401(k) Savings Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
July 15, 2004